UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

REKOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pre-Paid Advance Agreement

On August 14, 2024, Rekor Systems, Inc. (the “Company”) entered into a Pre-Paid Advance Agreement (the “PPA”) with YA II PN, Ltd., a Cayman Islands exempt limited company (the “Investor”), an affiliate of Yorkville Advisors Global, LP. In accordance with the terms of the PPA, the Investor advanced to the Company a pre-paid advance of $15,000,000 (the “Pre-Paid Advance”). After giving effect to the purchase price discount provided for in the PPA, net proceeds of the Pre-Paid Advance to the Company will be approximately $14.1 million.

Pursuant to the terms of the PPA, within one year the Company may receive an additional $20,000,000 advance on the same terms as the Pre-Paid Advance, subject to satisfaction of certain conditions set forth in the PPA.

If and when requested by the Investor, amounts outstanding under the Pre-Paid Advance will be correspondingly reduced upon the issuance by the Company of its common stock, par value $0.0001 per share, to the Investor at a price per share equal to the lower of: (a) $2.50 (the “Fixed Price”) or (b) 93% of the lowest daily volume weighted average price (as reported during regular trading hours by Bloomberg) (“VWAP”) of the shares during the five trading days immediately prior to each Purchase Notice, subject a floor price of $0.28 per share (the “Floor Price”). Interest will accrue on the outstanding balance of the Pre-Paid Advance at 0%, subject to an increase to 18% upon events of default described in the PPA. The Pre-Paid Advance matures on August 28, 2025.

The Investor has agreed that, while the Pre-Paid Advance is outstanding, neither the Investor nor any of its affiliates will engage in any short sales or hedging transactions with respect to the Company’s common stock.

The Investor has agreed to limit conversions to $2,625,000 per calendar month. The Investor will not be entitled to a conversion if the issuance of the Company’s common stock (i) would result in the Investor (and its affiliates) beneficially owning more than 4.99% of the Company’s outstanding shares, or (ii) when combined with all other conversions would exceed the Exchange Cap of 17,691,850 shares of the Company’s common stock, unless we obtain stockholder approval to do so. The PPA provides that an “Amortization Event” occurs if (1) the daily VWAP of the Company’s common stock (as reported by Bloomberg) is lower than the Floor Price for any five of seven consecutive trading days, (2) the Company has issued substantially all of the shares available under the Exchange Cap, or (3) the Investor is unable to use the registration statement covering the shares of common stock to be issued and sold to the Investor (and any one or more additional registration statements filed with the Securities and Exchange Commission (the “SEC”) that include the shares of the Company’s common stock that may be issued and sold by the Company to the Investor under the PPA) for a period of ten consecutive trading days. Within seven trading days of an Amortization Event, we must make cash repayments to the Investor of the amount outstanding under the Pre-Paid Advance (the “Cash Payments”) in equal monthly installments until the Maturity Date, plus any accrued and unpaid interest (if any), and a 10% redemption premium. The Investor has agreed to a standstill period of ninety (90) days following the execution of the PPA, during which no Cash Payments shall occur; provided, however, any outstanding amounts shall continue to accrue interest in accordance with the terms set forth in the PPA.

The Company may, its sole discretion, redeem an outstanding Pre-Paid Advance in cash by providing the Investor with advance written notice after the close of trading on a trading day at least ten trading days prior to such prepayment if the VWAP of the Company’s common stock is, on the date such written notice is delivered, lower than the Fixed Price. The prepayment shall include a prepayment premium equal to 10%. Pursuant to the PPA, as long as the Pre-Paid Advance remains outstanding, the Company may not enter into any Variable Rate Transactions (as defined in the PPA) other than with the Investor, including an equity line of credit or other continuous offering or similar offering of shares of common stock or common stock equivalents.

As consideration for the Investor’s entry into the PPA, the Company agreed to pay to the Investor a non-refundable structuring and due diligence fee of $25,000.

The shares of common stock to be issued under the PPA will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-281042) (the “Registration Statement”). Concurrently with the filing of this Current Report on Form 8-K, the Company is filing a prospectus supplement with the SEC in connection with the offer and sale of the shares of common stock.

The foregoing is a summary description of certain terms of the PPA. For a full description of all terms, please refer to the copy of the PPA that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Attached to this Current Report on Form 8-K as Exhibit 5.1, is the opinion of Crowell & Moring LLP relating to the legality of the shares of common stock issuable pursuant to the PPA.

Forward-Looking Statements

This Current Report on Form 8-K and the press releases contain forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies of the Company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K and the press release are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Crowell & Moring LLP.

10.1	Pre-Paid Advance Agreement, dated August 14, 2024, by and between Rekor Systems, Inc. and YA II PN, Ltd.

23.1	Consent of Crowell & Moring LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: August 14, 2024	/s/ Eyal Hen
Name: Eyal Hen Title: Chief Financial Officer